EXHIBIT 99.5

                                 REVOCABLE PROXY

                              OMEGA RESEARCH, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Omega Research, Inc. ("Omega Research") hereby appoints William R. Cruz and Ralph L. Cruz, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "Omega Research Meeting") to be held at _______ a.m. on ________________, 2000 at _______________________, ___________________________,
Florida and at any adjournments or postponements thereof, upon the matters described in this proxy. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED, this proxy will be voted:
(A) to approve and adopt an agreement and plan of merger and reorganization, dated as of January 19, 2000, among Omega Research, Onlinetrading.com corp. ("OnlineTrading.com"), OnlineTrading.com Group, Inc. ("Holding Company"), Omega Acquisition Corporation ("Omega Acquisition") and Onlinetrading Acquisition Corporation ("Online Acquisition") and the mergers and other transactions provided for therein, pursuant to which (i) Online Acquisition, a wholly-owned subsidiary of Holding Company, will merge with and into OnlineTrading.com, with OnlineTrading.com surviving the merger as a wholly-owned subsidiary of Holding Company, (ii) Omega Acquisition, a wholly-owned subsidiary of Holding Company, will merge with and into Omega Research, with Omega Research, surviving the merger as a wholly-owned subsidiary of Holding Company, and (iii) each share of Omega Research common stock will be converted into the right to receive one share of Holding Company common stock, and (B) to approve and adopt an amendment to Omega Research's Amended and Restated 1996 Incentive Stock Plan (the "Incentive Stock Plan') to increase the number of shares of common stock, $.01 par value, reserved for issuance under the Incentive Stock Plan from 4,500,000 shares to 7,500,000 shares, subject to further antidilution requirements.

         The undersigned shareholder may revoke this proxy at any time before it is voted by (i) delivering to the Corporate Secretary of Omega Research a written notice of revocation prior to the Omega Research Meeting, (ii) delivering to Omega Research prior to the Omega Research Meeting a duly executed proxy bearing a later date, or (iii) attending the Omega Research Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of Omega Research's Notice of Special Meeting and Joint Proxy Statement/Prospectus dated _______________, 2000.

         If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

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Proposal 1: To approve and adopt the Agreement and Plan of Merger and
Reorganization, dated as of January 19, 2000, among Omega Research, OnlineTrading.com, Holding Company, Omega Acquisition and Online Acquisition, and the mergers and other transactions provided for therein, pursuant to which
(i) Online Acquisition will be merged with and into OnlineTrading.com, with OnlineTrading.com surviving the merger as a wholly-owned subsidiary of Holding Company, (ii) Omega Acquisition will be merged with and into Omega Research, with Omega Research surviving the merger as a wholly-owned subsidiary of Holding Company, and (iii) each share of Omega Research common stock will be converted into the right to receive one share of Holding Company common stock.

                       FOR          AGAINST           ABSTAIN

                       [ ]            [ ]               [ ]

Proposal 2: To approve and adopt an amendment to the Incentive Stock Plan to increase the number of shares of common stock, $.01 par value, reserved for issuance under the Incentive Stock Plan from 4,500,000 shares to 7,500,000 shares, subject to further antidilution requirements.

                       FOR          AGAINST            ABSTAIN

                       [ ]            [ ]               [ ]

Other Matters: In their discretion, to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy card must be properly completed, signed and dated and returned in order to have your shares voted.

Date:                      , 2000
     ----------------------           ------------------------------------------
                                      Signature of Authorized Representative(s)

         Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney- in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.